Exhibit 99.1

For Release Wednesday, November 8, 2006; 8:00 AM EST

CYBERONICS REVISES SALES GUIDANCE FOR THE FIRST HALF OF FY07

HOUSTON, Texas, November 8, 2006 — Cyberonics, Inc. (NASDAQ:CYBX) (the “Company”) today announced revised guidance for the second quarter and first six months of FY07. Sales for the second quarter ended October 27, 2006 are expected to be approximately $34.1 million, compared to fiscal year 2006 second quarter sales of $29.1 million, reflecting annual growth of 17.4% from the same period last year. U.S. sales for the second quarter ended October 27, 2006 are expected to be approximately $29.5 million, and international sales are expected to be approximately $4.6 million. Sales for the six months ended October 27, 2006 are expected to be approximately $67.9 million, compared to $56.1 million for the first six months of fiscal year 2006, reflecting annual growth of 21.0%. U.S. sales for the six months ended October 27, 2006 are expected to be approximately $59.1 million, and international sales are expected to be approximately $8.8 million.

Cash and marketable securities are expected to decrease from approximately $95 million at July 28, 2006 to approximately $94 million on October 27, 2006 and borrowings under the Company’s $40 million line of credit are expected to increase from $5.0 million on July 28, 2006 to $7.5 million on October 27, 2006. Expenses associated with the informal inquiry by the Securities and Exchange Commission (“SEC”), the subpoena from the Office of the United States Attorney for the Southern District of New York (“US Attorney”), and the Company’s internal review of all stock option grants since February 1993 and related procedures and practices are expected to total approximately $7.2 million as of October 27, 2006. Financial results and the Forms 10-Q for the quarters ended October 27, 2006 and July 28, 2006 as well as the Annual Report on Form 10-K for the year ended April 28, 2006 will be issued and filed upon completion of the previously announced internal review being conducted by the Audit Committee of the Company’s Board of Directors regarding stock option grants and resolution of any disclosure and accounting issues that may arise from the results of the review. The Audit Committee is working diligently to complete its internal review, and the Company intends to release its results and file its Forms 10-Q and 10-K and hold its annual meeting as expeditiously as possible. The Company believes that it is not in the best interests of the stockholders to hold an annual meeting prior to filing its Forms 10-K and 10-Q because all of the Company’s stockholders should have access to current information regarding the financial condition, results of operations and business prospects of the Company prior to casting a vote.

“Cyberonics remains firmly committed to, and continues to make progress towards the accomplishment of, its mission to improve the lives of people touched by refractory epilepsy or treatment-resistant depression (TRD),” commented Robert P. (“Skip”) Cummins, Cyberonics’ Chairman of the Board and Chief Executive Officer. “In the nine years since FDA approval for epilepsy, approximately 45,000 people with refractory epilepsy have accumulated approximately 150,000 years of experience with VNS Therapy. Although the coverage and reimbursement environment for new medical technologies is considerably more challenging today than it was in 1997 at the time of epilepsy approval, more than 2,200 TRD patients have received VNS Therapy since TRD approval in July 2005 versus approximately 1,300 refractory epilepsy patients who received VNS Therapy in the same time period after approval in 1997. However, more than 5,000 TRD patients have so far been denied access to VNS Therapy by their payers.”

“TRD patients will achieve parity in access to VNS Therapy with epilepsy patients only through coverage policies,” commented Shawn P. Lunney, Vice President, Market Development. “In fiscal 2007, Cyberonics began formally requesting that payers’ existing VNS Therapy coverage policies be amended to include patients with TRDEH, defined as TRD patients who were either previously (1) treated with or refused treatment with electroconvulsive therapy, or (2) hospitalized for depression. TRDEH is the most chronic, resistant, disabling, life-threatening and expensive form of major depressive disorder. Studies show that TRDEH patients, a relatively small subset of depressed patients, consume enormous and disproportionate resources.

“In August 2007, Cyberonics formally requested that the Centers for Medicare and Medicaid Services (“CMS”) reconsider its existing coverage policy for VNS Therapy to include patients with TRDEH,” continued Mr. Lunney. “The first public comment period for Cyberonics’ request for CMS reconsideration occurred in the second quarter. During that 30-day public comment period, CMS received a record 1,329 total comments from the public, 1,323 (99.5%) of which supported parity in access to VNS Therapy for Americans with TRDEH. The favorable comments came from 258 psychiatric thought leaders and psychiatrists, 50 neurologists, more than 100 other healthcare professionals, 645 patients and family members, 41 patient advocacy groups including NAMI, DBSA, NMHA and the Epilepsy Foundation and more than 20 members of Congress. We anticipate that CMS will post its draft policy for VNS in TRDEH and seek a final round of public comments in the fourth quarter of Cyberonics fiscal 2007. Although TRD patient access to VNS Therapy has been considerably more difficult than refractory epilepsy patients’ access during the first year after FDA approval, we remain hopeful that the evidence regarding the unique long-term benefits offered by VNS Therapy to TRD patients and their payers, including the growing body of post-approval evidence, will ultimately prevail.”

“We do not anticipate any meaningful sequential sales growth until such time as we obtain favorable coverage policies for VNS Therapy in TRD,” commented Pamela B. Westbrook, Vice President, Finance and Administration and Chief Financial Officer, “and Cyberonics is not likely to return to corporate profitability (excluding non-cash stock options expenses required under FAS123R) until such time as TRD coverage policies facilitate sequential quarterly growth in U.S. Sales and the various stock option grant matters are behind us.”

ABOUT VNS THERAPY AND CYBERONICS

Information on Cyberonics, Inc. and VNS TherapyTM is available at www.cyberonics.com and www.vnstherapy.com.

Cyberonics and its directors and certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies for the 2006 Annual Meeting of Stockholders. Information concerning such participants and their interests will be set forth in Cyberonics’ Preliminary Proxy Statement on Schedule 14A, which will be filed by Cyberonics with the Securities and Exchange Commission. Stockholders of Cyberonics are advised to read Cyberonics’ Preliminary Proxy Statement and Definitive Proxy Statement (when each is available) in connection with Cyberonics’ solicitation of proxies because they will contain important information.

Stockholders of Cyberonics and other interested parties may obtain, free of charge, copies of the Preliminary Proxy Statement and the Definitive Proxy Statement (when available) and any other documents filed by Cyberonics with the SEC, at the SEC’s Internet website at www.sec.gov. The Preliminary Proxy Statement and the Definitive Proxy Statement (when each is available) and these other documents may also be obtained free of charge by contacting Cyberonics, 100 Cyberonics Blvd., Houston, TX 77058, Attention: Investor Relations, or at the phone numbers listed below.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning revised guidance for U.S. and worldwide sales and sales growth for the quarter and six-month period ended October 27, 2006, the amount of cash and marketable securities on hand and the amount of expenses related to the governmental and internal reviews of stock option grants as of October 27, 2006, the announcement of favorable national and regional TRD coverage policies, the posting of a draft TRD coverage policy by CMS, and completion of the Audit Committee’s internal review and the expeditious filing of the Forms 10-K and 10-Q. Our actual decisions, performance and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer’s disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management’s estimates of future expenses and sales; the time needed to complete the Audit Committee’s review of stock option grants, procedures, and practices; the results of the pending inquiries by the SEC and by the US Attorney; and the results of the Audit Committee’s review of the Company’s stock option grants, procedures, and practices; the impact of any restatement of the Company’s financial statements or other actions that might be taken or required as a result of such inquiries or review; the potential identification of new material weaknesses in the Company’s internal controls over financial reporting; risks and costs associated with such inquiries or review and any litigation relating thereto or to the Company’s stock option grants, procedures, and practices (including the previously disclosed derivative action); uncertainties associated with the conditional extension granted by the NASDAQ Listing Qualifications Panel to avoid possible delisting of the Company’s stock from NASDAQ for failure to file timely periodic reports with the SEC and the Company’s ability to file its delinquent Form 10-K and Form 10-Q within the extended period; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; uncertainties related to the notice of acceleration under the convertible note Indenture and the declaratory judgment litigation styled Cyberonics, Inc. v. Well Fargo Bank, N.A., as Trustee Under Indenture, No. 06-63284, in the 165th District Court of Harris County, Texas; and other risks detailed from time to time in the Company’s filings with the SEC. For a detailed discussion of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 29, 2005.

CONTACT INFORMATION:

Financial Media Contact:
Joele Frank
Joele Frank, Wilkinson Brimmer Katcher
140 East 45th Street, 37th Floor
New York, NY 10017
Main: (212) 355-4449
Fax: (212) 355-4554
jfrank@joelefrank.com